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                                                                     Exhibit 5.1

                              KIRKLAND & ELLIS LLP
                           AND AFFILIATED PARTNERSHIPS

                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                  312 861-2000                       Facsimile:
                                                                    312 861-2200
                                www.kirkland.com


                                January 25, 2005


Prestige Brands Holdings, Inc.
90 North Broadway
Irvington, NY  10533

Ladies and Gentlemen:

          We are acting as special counsel to Prestige Brands Holdings, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of shares of its Common Stock, par value $0.01 per share (the "Common Stock"), including shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the "Commission") on July 28, 2004 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the "Firm Shares" and the shares of Common Stock to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the "Secondary Shares."

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Company (the "Restated Charter") in the form filed as Exhibit 3.1 to the Registration Statement to be filed with the Secretary of State of the State of Delaware prior to the sale of the shares of Common Stock registered pursuant to the Registration Statement (the "Shares"); (ii) the By-laws (the "By-laws") of the Company in the form filed as Exhibit 3.2 to the Registration Statement;
(iii) the form of purchase agreement filed as Exhibit 1.1 to the Registration Agreement (the "Purchase Agreement"); (iv) the Exchange Agreement filed as
Exhibit 10.[_] to the Registration Statement (the "Exchange Agreement"); (v) resolutions of the Board of Directors and stockholders of the Company (the "Resolutions"); and (vi) the Registration Statement.

          For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have

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                              KIRKLAND & ELLIS LLP


Prestige Brands Holdings, Inc.
January 25, 2005
Page 2

also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. In rendering the opinion set forth below with respect to the Secondary Shares, we have assumed that the Company has received the entire amount of the consideration in exchange for shares of its common stock contemplated by the Exchange Agreement. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, when (i) the Restated Charter is filed with the Secretary of State of the State of Delaware,
(ii) the final Purchase Agreement is duly executed and delivered by the parties thereto, (iii) the transactions contemplated by the Exchange Agreement have occurred in accordance with the terms thereof and (iv) the Registration Statement becomes effective under the Act:

1. The Secondary Shares will be duly authorized and validly issued, fully paid and non-assessable; and

2. When the Firm Shares are registered by the Company's transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the Purchase Agreement and the Resolutions, the Firm Shares will be validly issued, fully paid and non-assessable.

          Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

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                              KIRKLAND & ELLIS LLP


Prestige Brands Holdings, Inc.
January 25, 2005
Page 3


          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

          This opinion is furnished to you in connection with the filing of the Registration Statement.

                                          Sincerely,


                                          /s/ Kirkland & Ellis LLP

                                          KIRKLAND & ELLIS LLP